Exhibit 99.1
                                                                    ------------


Name and Address of Reporting Person:                Leslie H. Wexner
                                                     c/o Limited Brands, Inc.
                                                     Three Limited Parkway
                                                     Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:            Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                     12/06/2007

                        Amount of
                       Securities
                      Beneficially
                          Owned         Ownership
                        Following         Form:
                        Reported      Direct (D) or    Nature of Indirect
Title of Security    Transaction(s)    Indirect (I)   Beneficial Ownership
-----------------    --------------    ------------   --------------------

Common Stock           16,800,152         D/I(2)      (2)

Common Stock            8,630,992         D/I(1)      (1)

Common Stock            8,569,177         I(3)        The Family Trust

Common Stock            4,892,608         I(3)        Wexner Personal Holdings
                                                      Corporation

Common Stock            5,478,101         I(3)        R.H.R.E.I. Trust

Common Stock            3,300,568         I(3)        Trust 600

Common Stock            1,500,000         I(3)        The Concierge Trust

Common Stock            1,375,753(4)      I(3)        Held in Limited Brands,
                                                      Inc. Savings and
                                                      Retirement Plan for
                                                      Leslie H. Wexner's account



See Notes on next page.

Name and Address of Reporting Person:                Leslie H. Wexner
                                                     c/o Limited Brands, Inc.
                                                     Three Limited Parkway
                                                     Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:            Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                     12/06/2007


Notes:

(1) Owned by Abigail S. Wexner ("Mrs. Wexner") directly. Owned by Leslie H. Wexner ("Mr. Wexner") indirectly, through Mrs. Wexner.

(2) Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3) Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4) Based on account balance as of November 30, 2007. The Savings and Retirement Plan is a "qualified plan" within the meaning of Rule 16b-3.



Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                                 Abigail S. Wexner

Address of Joint Filer:                              c/o Limited Brands, Inc.
                                                     Three Limited Parkway
                                                     Columbus, OH  43216

Relationship of Joint Filer to Issuer:               Director

Issuer Name and Ticker or Trading Symbol:            Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                     12/06/2007

Designated Filer:                                    Leslie H. Wexner

SIGNATURE:



  /s/  Abigail S. Wexner
--------------------------
Abigail S. Wexner


December 10, 2007
-----------------
Date